AMENDMENT NO. 2 TO SEVERANCE AGREEMENT

THIS AMENDMENT NO. 2 TO SEVERANCE AGREEMENT (“Amendment”) is made as of the 20th day of December, 2016, by and between I.D. Systems, Inc., a Delaware corporation (the “Company”), and Kenneth Ehrman (“Executive”).

WHEREAS, the Company and Executive have heretofore entered into that certain Severance Agreement, dated September 22, 2009, as amended by that certain Amendment to Severance Agreement, dated June 20, 2013 (as amended, the “Severance Agreement”); and

WHEREAS, the Company and Executive desire to amend the Severance Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree that the Severance Agreement shall be amended as hereafter provided, effective as of the date first set forth above:

1. Amendments.

(a) Section 1 of the Severance Agreement is hereby amended by adding the following defined term in appropriate alphabetical order:

“Severance Period” means the eighteen-month period commencing on the Release Effective Date.

(b) Section 2(a) of the Severance Agreement is hereby amended and restated to read in its entirety as follows:

“(a) cash payments (collectively the “Severance Payment”) at the rate of Executive’s annual base salary as in effect immediately prior to the Trigger Event for the first fifteen (15) months of the Severance Period, payable as set forth below. The Severance Payment shall be made as a series of separate payments in accordance with the Company’s standard payroll practices (and subject to all applicable tax withholdings and deductions), commencing with the first regular payroll date on or immediately following the 60th day after the date of the Trigger Event.”

(c) Section 2(b) of the Severance Agreement is hereby amended and restated to read in its entirety as follows:

“(b) if Executive timely elects “COBRA” coverage and provided Executive continues to make contributions for such continuation coverage equal to Executive’s contribution amount in effect immediately preceding the date of Executive’s termination of employment, the Company shall waive the remaining portion of Executive’s healthcare continuation payments under COBRA for the Severance Period. Following the Severance Period, Executive shall continue to be eligible to participate in the Company’s healthcare plan pursuant to the Company’s retiree health benefit program so long as Executive pays for any and all premiums associated with such healthcare coverage. Notwithstanding the foregoing, in the event that Executive becomes eligible to obtain alternate healthcare coverage from a new employer, the Company’s obligation to waive the remaining portion of Executive’s healthcare continuation coverage under COBRA and to allow Executive to remain on the Company’s healthcare plan shall cease. Executive understands and affirms that Executive is obligated to inform the Company if Executive becomes eligible to obtain alternate healthcare coverage from a new employer.”

(d) Section 2 of the Severance Agreement is hereby amended by adding new Sections 2(e) and 2(f) to the end thereof to read in their entirety as follows:

“(e) Following the execution of the Release, Executive shall be hired as a special advisor to the Board for a period of six (6) months commencing on the Release Effective Date and shall receive (i) an advisory fee in the amount of $30,000 per month and (ii) 18,244 shares of Common Stock, issued as of the Release Effective Date pursuant to the Company’s 2015 Equity Compensation Plan, which shall vest in equal monthly installments over a six-month period commencing on the Release Effective Date. As a condition to the Company’s obligations hereunder, Executive agrees to resign from the Board and shall execute and deliver to the Board a resignation letter in the form of Exhibit C annexed hereto and made a part hereof.

(f) a car allowance in the amount of $1,500 per month for a period of eighteen (18) months commencing on the Release Effective Date.”

(e) Exhibit A to the Severance Agreement is hereby amended and restated to read in its entirety as set forth on Annex A hereto.

(f) Exhibit C is hereby added to the Severance Agreement to read in its entirety as set forth on Annex B hereto.

2. The parties hereby agree and acknowledge that Executive’s resignation from the Company, effective December 6, 2016, constitutes a Trigger Event under the Severance Agreement.

3. Effect of Amendment. As amended hereby, the Severance Agreement shall continue in full force and effect in accordance with its terms.

4.  Miscellaneous.

(a) Headings. Headings used in this Amendment are for convenience of reference only and do not affect the meaning of any provision.

(b) Counterparts. This Amendment may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

(c)  Binding Agreement; Assignment. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(d)  Governing Law; Jurisdiction. This Amendment and any and all matters arising directly or indirectly herefrom shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Any legal action, suit or other proceeding arising out of or in any way connected with this Amendment shall be brought in the courts of the State of New Jersey, or in the United States courts for the District of New Jersey. With respect to any such proceeding in any such court: (i) each party generally and unconditionally submits itself and its property to the exclusive jurisdiction of such court (and corresponding appellate courts therefrom), and (ii) each party waives, to the fullest extent permitted by law, any objection it has or hereafter may have the venue of such proceeding as well as any claim that it has or may have that such proceeding is in an inconvenient forum.

(e) This Amendment may only be amended or otherwise modified, and the provisions hereof may only be waived, by a writing executed by the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	CFO

WITNESS:		EXECUTIVE:

By:	/s/ Michael Ehrman	By:	/s/ Kenneth Ehrman
Name:	Michael Ehrman	Name:	Kenneth Ehrman
Date:	December 20, 2016	Date:	December 20, 2016

Annex A

EXHIBIT A

FORM OF RELEASE

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the “Agreement”) is entered into between Kenneth Ehrman with an address at 71 Rolling Ridge Road, Upper Saddle River, New Jersey (the “Employee”) and I.D. Systems, Inc. (“ID Systems”), together with its parent, divisions, affiliates, and subsidiaries and their respective officers, directors, employees, shareholders, members, partners, plan administrators, attorneys, and agents, as well as any predecessors, future successors or assigns or estates of any of the foregoing with an address at 123 Tice Boulevard, Woodcliff Lake, NJ 07677 (the “Released Parties”).

1.       Separation of Employment. Employee acknowledges and understands that Employee’s last day of employment with ID Systems was December 6, 2016 (the “Separation Date”). Employee acknowledges and agrees that, except as otherwise provided in this Agreement, Employee has received all compensation and benefits to which Employee is entitled as a result of Employee’s employment. Employee understands that, except as otherwise provided in this Agreement, Employee is entitled to nothing further from any of the Released Parties, including reinstatement by ID Systems.

2.       Employee General Release of Released Parties. In consideration of the payments and benefits set forth in Section 4 below, Employee hereby unconditionally and irrevocably releases, waives, discharges, and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Employee may have against any of the Released Parties, arising on or prior to the date of Employee’s execution and delivery of this Agreement to ID Systems. “Claims” means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, severance pay, commissions, bonuses, unvested stock options, vacation pay, sick pay, fees and costs, attorneys fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of any promise, agreement, offer letter, contract, understanding, common law, tort, the laws, statutes, and/or regulations of the State of New Jersey or any other state and the United States, including, but not limited to, federal and state whistleblower laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employment Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, and the New Jersey Conscientious Employee Protection Act, as each may be amended from time to time, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. This Section 2 releases all Claims including those of which Employee is not aware and those not mentioned in this Agreement. Employee specifically releases any and all Claims arising out of Employee’s employment with ID Systems or separation therefrom and any and all Claims that Employee may have against any of the Released Parties in his capacity as a stockholder of ID Systems. Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is releasing and waiving any and all Claims, including, without limitation, Claims that Employee may having arising under ADEA, which have arisen on or before the date of Employee’s execution and delivery of this Agreement to ID Systems.

3.       Representations; Covenant Not to Sue. Employee hereby represents and warrants to the Released Parties that Employee has not: (A) filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against any of the Released Parties, nor has Employee agreed to do any of the foregoing; (B) assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Released Parties that has been released in this Agreement; or (C) directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against any of the Released Parties. Except as set forth in Section 11 below, Employee covenants and agrees that he shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself or any third party of a proceeding or Claim against any of the Released Parties.

4.       Payment. As good consideration for Employee’s execution, delivery, and non-revocation of this Agreement, ID Systems shall provide Employee with the payments and benefits set forth in Section 2 of the Severance Agreement between Employee and ID Systems dated as of June 29, 2009, as amended, payable as set forth therein. Employee acknowledges that Employee is not otherwise entitled to receive the payments and benefits described in this Section 4 and acknowledges that nothing in this Agreement shall be deemed to be an admission of liability on the part of any of the Released Parties. Employee agrees that Employee will not seek anything further from any of the Released Parties.

5.       Who is Bound. ID Systems and Employee are bound by this Agreement. Anyone who succeeds to Employee’s rights and responsibilities, such as the executors of Employee’s estate, is bound, and anyone who succeeds to ID Systems’s rights and responsibilities, such as its successors and assigns, is also bound.

6.       Cooperation. Employee agrees that, within five business days of the Separation Date, he shall provide ID Systems (attention: Chris Wolfe) with a written comprehensive summary of all outstanding work activities, current and prospective customer contact information, and otherwise reasonably cooperate as necessary to effect a transition of his responsibilities. Employee also agrees that he will cease from communicating with any current ID Systems employees (with the exception of Chris Wolfe, Ned Mavrommatis, Michael Ehrman and Lindsay Estelle) regarding ID Systems personnel or other business-related matters. Employee agrees to reasonably cooperate in any ID Systems investigations and/or litigation regarding events that occurred during Employee’s tenure with ID Systems. ID Systems will compensate Employee for reasonable expenses Employee incurs in extending such cooperation regarding investigations and/or litigation, so long as Employee provides advance written notice of Employee’s request for compensation.

7.       Non Disparagement and Confidentiality. Each party agrees not to make any defamatory or derogatory statements concerning the other party (and, in the case of Employee, Employee also shall not make any defamatory or derogatory statements concerning any of the Released Parties). Provided inquiries are directed to ID Systems’ Department of Human Resources, ID Systems shall disclose to prospective employers information limited to Employee’s dates of employment and last position held by Employee. Employee confirms and agrees that Employee shall not, directly or indirectly, disclose to any person or entity or use for Employee’s own benefit, any confidential information concerning the business, finances or operations of ID Systems or its customers; provided, however, that Employee’s obligations under this Section 7 shall not apply to information generally known in ID Systems’ industry through no fault of Employee or the disclosure of which is required by law after reasonable notice has been provided to ID Systems sufficient to enable ID Systems to contest the disclosure. Confidential information shall include, without limitation, trade secrets, customer lists, details of contracts, pricing policies, operational materials, marketing plans or strategies, security and safety plans and strategies, project development, and any other non-public or confidential information of, or relating to, ID Systems or its affiliates. Employee also agrees that the amounts paid to Employee and all of the other terms of this Agreement shall be kept confidential, unless ID Systems discloses them in a public filing. Employee acknowledges that he continues to be bound by the Confidentiality, Assignment of Contributions and Inventions, Non-Competition and Non-Solicitation Agreement (the “Covenants Agreement”).

8.       Remedies. If Employee tells anyone the amount paid to Employee or any other term of this Agreement (unless ID Systems has publicly disclosed the terms of this Agreement in a public filing), breaches any other term or condition of this Agreement or the Covenants Agreement, or any representation made by Employee in this Agreement was false when made, it shall constitute a material breach of this Agreement and, in addition to and not instead of the Released Parties’ other remedies hereunder, under the Covenants Agreement or otherwise at law or in equity, Employee shall be required to immediately, upon written notice from ID Systems, return the payments paid by ID Systems hereunder, less $500. Employee agrees that if Employee is required to return the payments, this Agreement shall continue to be binding on Employee and the Released Parties shall be entitled to enforce the provisions of this Agreement as if the payments had not been repaid to ID Systems and ID Systems shall have no further payment obligations to Employee hereunder. Further, in the event of a material breach of this Agreement, Employee agrees to pay all of the Released Parties’ attorneys’ fees and other costs associated with enforcing this Agreement.

9.       ID Systems Property. Employee represents that he has returned all ID Systems property in Employee’s possession, custody or control, including, but not limited to, all ID Systems equipment, samples, laptop computers, personal digital assistants, cell phones, pass codes, keys, swipe cards, documents or other materials that Employee received, prepared, or helped prepare. Employee represents that Employee has not retained any copies, duplicates, reproductions, computer disks, or excerpts thereof of ID Systems’ documents.

10.       Construction of Agreement. In the event that one or more of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein or therein. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law. This Agreement and any and all matters arising directly or indirectly herefrom or therefrom shall be governed under the laws of the State of New Jersey, without reference to choice of law rules. ID Systems and Employee consent to the sole jurisdiction of the federal and state courts of New Jersey. ID SYSTEMS AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

11.       Acknowledgments. ID Systems and Employee acknowledge and agree that:

(A)       By entering into this Agreement, Employee does not waive any rights or Claims that may arise after the date that Employee executes and delivers this Agreement to ID Systems;

(B)       This Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the ADEA and other laws, and further acknowledge and agree that this Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. Accordingly, nothing in this Agreement shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC, but Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding;

(C)       Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with Employee’s protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement; and

(D)       Nothing in this Agreement shall preclude Employee from: exercising Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, or (ii) ID Systems’s pension plan or 401(k) plan, if applicable.

12.       Opportunity For Review.

(A)       Employee represents and warrants that Employee: (i) has had sufficient opportunity to consider this Agreement; (ii) has read this Agreement; (iii) understands all the terms and conditions hereof; (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee; (v) has entered into this Agreement of Employee’s own free will and volition; (vi) has duly executed and delivered this Agreement; (vii) understands that Employee is responsible for Employee’s own attorney’s fees and costs; (viii) has had the opportunity to review this Agreement with counsel of Employee’s choice or has chosen voluntarily not to do so; (ix) understands the Employee has been given twenty-one (21) days to review this Agreement before signing this Agreement and understands that he is free to use as much or as little of the 21-day period as he wishes or considers necessary before deciding to sign this Agreement; (x) understands that if Employee does not sign and return this Agreement to ID Systems within 21 days of his receipt, ID Systems shall have no obligation to enter into this Agreement, Employee shall not be entitled to the payments and benefits set forth in Section 4 of this Agreement, and the Separation Date shall be unaltered; and (xi) this Agreement is valid, binding and enforceable against the parties to this Agreement in accordance with its terms.

(B)       This Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery to ID Systems by Employee. The parties to this Agreement understand and agree that Employee may revoke this Agreement after having executed and delivered it to ID Systems by so advising ID Systems in writing no later than 11:59 p.m. on the seventh (7th) day after Employee’s execution and delivery of this Agreement to ID Systems. If Employee revokes this Agreement, it shall not be effective or enforceable, Employee shall not be entitled to the payments and benefits set forth in Section 4 of this Agreement, and the Separation Date shall be unaltered.

Agreed to and accepted on this 20th day of December, 2016.

Witness:	EMPLOYEE:

/s/ Michael Ehrman	By:	/s/ Kenneth Ehrman
	Name:	Kenneth Ehrman

Agreed to and accepted on this 20th day of December, 2016.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	CFO

Annex B

EXHIBIT C

FORM OF RESIGNATION LETTER

December 20, 2016

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, NJ 07677

Ladies and Gentlemen:

I hereby resign from my position as a member of the Board of Directors of I.D. Systems, Inc. (the “Company”), including any committees thereof, and any other positions I may hold with the Company, effective December 20, 2016.

Sincerely,

/s/ Kenneth Ehrman
Kenneth Ehrman